UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)      May 23, 2018

CTD HOLDINGS, INC.

(Exact name of registrant as specified in charter)

Florida	000-25466	59-3029743
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

6714 NW 16th Street, Suite B, Gainesville, Florida	32563
(Address of Principal Executive Offices)	(zip code)

          386-418-8060

(Registrant’s telephone
number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 23, 2018, CTD Holdings, Inc. (the “Company”) held a special meeting of shareholders (the “Special Meeting”) to consider and vote on proposals to approve amendments to the Company’s Articles of Incorporation (i) increasing the number of authorized shares of common stock from 100,000,000 shares to 500,000,000 shares (“Proposal I”); (ii) deleting references to the Series A Preferred Stock, which is no longer outstanding (“Proposal II”); and (iii) deleting Article XII, which provides the Company's shareholders with a right of first refusal on shares of common stock issued to the Company's founder (“Proposal III”).

Proposal I was approved by the Company’s shareholders, receiving the affirmative vote of approximately 73% of the votes entitled to be cast at the Special Meeting (with the shares of the Company’s Series B Convertible Preferred Stock (“Preferred Stock”) voting together with the shares of common stock as a single class on an as-converted to common stock basis), as follows:

For		Against		Abstain		Broker Non-Votes
Common	Preferred	Common	Preferred	Common	Preferred	Common	Preferred
54,769,871	2,780,000(1)	999,572	0	28,700	0	0	N/A

(1) Voting on an as-converted to common stock basis.

Proposal II was approved by the Company’s shareholders, receiving the affirmative vote of approximately 73% of the votes entitled to be cast at the Special Meeting (with the shares of Preferred Stock voting together with the shares of common stock as a single class on an as-converted to common stock basis), as follows:

For		Against		Abstain		Broker Non-Votes
Common	Preferred	Common	Preferred	Common	Preferred	Common	Preferred
54,968,979	2,780,000(1)	800,665	0	28,500	0	0	N/A

(1) Voting on an as-converted to common stock basis.

Proposal III was approved by the Company’s shareholders, receiving the affirmative vote of approximately 58% of the votes entitled to be cast at the Special Meeting (with the shares of Preferred Stock voting together with the shares of common stock as a single class on an as-converted to common stock basis), as follows:

For		Against		Abstain		Broker Non-Votes
Common	Preferred	Common	Preferred	Common	Preferred	Common	Preferred
43,484,074	2,780,000(1)	148,455	0	413,300	0	11,752,315	N/A

(1) Voting on an as-converted to common stock basis.

Following the Special Meeting, the Company filed Articles of Amendment to its Article of Incorporation with the Florida Department of State, effecting the amendments approved at the Special Meeting, which resulted in the automatic conversion of each outstanding share of Preferred Stock into 400 shares of common stock of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTD Holdings, Inc.

Date: May 23, 2018

By: /s/ Jeffrey L. Tate
Jeffrey L. Tate Chief Operating Officer